                                                                   EXHIBIT 10.27
                                                                   -------------

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------


     This EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of March 1,
                                      ---------
1998, by and between BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), and ___________ (the "Executive"), evidences that;
      -------                          ---------

     WHEREAS, the Executive is a senior executive of the Company and has made and/or is expected to make or continue to make significant contributions to the profitability, growth and financial strength of the Company;

     WHEREAS, the Company, Unitrode Corporation, a Maryland corporation

("Unitrode"), and Merrimack Corporation, a Delaware corporation and a wholly-
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owned subsidiary of Unitrode ("Newco"), have entered into an Agreement and Plan
                               -----
of Merger pursuant to which Newco will be merged (the "Merger") with and into
                                                       ------
the Company;

     WHEREAS, the Company desires to establish certain minimum compensation rights with respect to the key senior executives of the Company, including the Executive, applicable in the event that the Merger is consummated; and

     WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1.   TERM OF AGREEMENT:  The period during which this Agreement shall be in
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effect (the "Term") shall commence as of the consummation of the Merger and
             ----
shall continue thereafter for a period of one (1) year.

     2.   EMPLOYMENT:  Upon the consummation of the Merger, this Agreement shall
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become effective and the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the Term, in the positions and with substantially the same duties and responsibilities that the Executive had immediately prior to the consummation of the Merger. Throughout the Term, the Executive shall devote substantially all of the Executive's time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as from time to time in effect for senior executives) to the business and affairs of the Company.

     3.   COMPENSATION DURING THE TERM:
          ----------------------------

          (a) During the Term, the Company covenants that the Executive shall receive from the Company (i) annual base salary at a rate not less than one hundred percent (100%) of the Executive's annual fixed or base compensation from the Company prior to the consummation of the Merger or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board")
                                                                   -----
               (which base salary at such rate is herein referred to as "Base
                                                                         ----
               Pay").  The Base Pay shall be payable twice monthly, on the 15th
               ---
               day and on the last day of each calendar month during the Term, in equal installments or in such other regular installments as the Company may pay its employees from time to time.

          (b)  For the Executive's service pursuant to Section 2 hereof, during
                                                       ---------
               the Term the Executive shall, be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate generally, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, accident, health, dental, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements of the Company that may from time to time exist (collectively, "Employee Benefits"); provided,
                                          -----------------
               however, that the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged or diminished hereunder or otherwise affected hereby. Travel and other expenses incurred by the Executive on behalf of the Company shall be reimbursed in accordance with the Company's policies on such reimbursements as in effect from time to time.

          (c) In addition to the Base Pay, the Executive shall be eligible to receive an annual cash bonus in accordance with the terms of the Company's bonus plan in effect from time to time.

     4.   TERMINATION:
          -----------

          (a) The Company may terminate the employment of the Executive hereunder at any time for Just Cause (as hereinafter defined), such termination to be communicated by the Company to the Executive by written notice. The Executive may terminate his own employment hereunder at any time without Good Reason (as hereinafter defined), such termination to be communicated by the Executive to the Company by written notice. For the purposes hereof, "Just Cause" means a determination by the Board, in the
                        ----------
               exercise of its reasonable judgment, that any of the following has occurred:

                (i) the willful and continued failure by the Executive to
                    perform his duties and responsibilities with the Company under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness or disability) which is not cured to the Company's satisfaction within 15 days after notice to the Executive by the Board;

               (ii) excessive absenteeism by the Executive unrelated to ill health, physical disability or mental disability which is not cured to the Company's reasonable satisfaction within 15 days after notice to the Executive by the Board;

              (iii) the engaging by the Executive in any act which is intended to be, and is, materially injurious to the Company, financially or otherwise which is not cured (if curable) to the Company's reasonable satisfaction within 15 days after notice to the Executive by the Board;

               (iv) the conviction of the Executive of a criminal offense involving fraud, dishonesty or other moral turpitude;

                (v) material breach of this Agreement by the Executive; or

               (vi) the engaging by the Executive in any intentional act or acts of dishonesty resulting or intended to result directly or indirectly in personal gain to the Executive at the Company's expense (other than acts which have an insignificant impact upon the Company).

          (b) Upon the termination of the Executive's employment by the Company for Just Cause or by the Executive without Good Reason, the Executive shall not be entitled to any severance, termination or other compensation payment other than compensation earned by the Executive before the date of termination of employment calculated per diem up to and including the date of termination, together with any amount to which the Executive may be entitled under the provisions of applicable employment legislation in force at the date of termination of the Executive's employment.

     5.   TERMINATION WITHOUT JUST CAUSE OR FOR GOOD REASON:
          -------------------------------------------------

          (a) The Company may terminate the employment of the Executive hereunder at any time without Just Cause, such termination to be communicated by the Company to the Executive by written notice. In addition, the Executive may terminate his employment for Good Reason, such termination to be communicated by the Executive to the Company by written notice. For purposes of this Agreement,

               "Good Reason" shall mean (i) a substantial adverse alteration in
                -----------
               the nature or status of the Executive's responsibilities with the Company, (ii) a change in the regular place of work of the Executive to a location more than 50 miles from that in effect as of the consummation of the Merger, (iii) any purported termination of the Executive's employment which is not effected in accordance with this Agreement (which purported termination shall not be effective) or (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement. The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to ill health or physical or mental disability. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (b) Upon the termination of the Executive's employment without Just Cause or for Good Reason, the Company shall have the following obligations:

               (i) if not theretofore paid, the Company shall pay to or to the order of the Executive within 10 days after the date of termination of the Executive's employment hereunder the fraction of the Base Pay then in effect hereunder earned by or payable to the Executive hereunder from the beginning of the Term to the date of termination (less any deductions required by law);

               (ii) the Company shall pay to or to the order of the Executive within 10 days after the date of termination of the Executive's employment hereunder, a lump sum equal to the aggregate annual Base Pay then in effect (less any deductions required by law); and

              (iii) the Company shall pay to the Executive all outstanding and accrued regular and special vacation pay, if any, to the date of termination.

          (c) During the Term and for a period of one (1) year after the termination of this Agreement, the Executive will not hire, entice or in any other manner persuade or attempt to persuade any employee, independent contractor,licensee, licensor, dealer, supplier, client or customer of the Company or any of its subsidiaries to discontinue its relationship or violate any agreement with the Company or any of its subsidiaries as an employee, independent contractor, licensee, licensor, dealer, supplier, client or customer, respectively.

     6.   TERMINATION UPON DEATH OR DISABILITY:
          ------------------------------------

          (a) The Company may terminate the employment of the Executive hereunder at any time forthwith upon the death or permanent disability of the Executive, such termination to be communicated by written notice given by the Company to the Executive or, in the event of the death of the Executive, to his personal representative or his estate. The Executive shall be considered to have become permanently disabled if (i) in any period of 12 consecutive months during the Term, because of ill health or physical or mental disability or for other causes beyond the control of the Executive, the Executive has been or is reasonably likely to be continuously unable or unwilling or has failed to perform his duties and responsibilities hereunder for 120 consecutive days or (ii) during any period of 12 consecutive months during the Term, the Executive has been unable or unwilling or has failed to perform his duties and responsibilities hereunder for a total of 180 days, consecutive or not.

          (b) On termination of the Executive's employment as a result of the Executive's death or as a result of the Executive having become permanently disabled, the Company shall pay to the Executive or his personal representative on behalf of the estate of the Executive, within 10 days after the date of termination of the Executive's employment, the fraction of the Base Pay then in effect hereunder and not otherwise paid by the Company to the Executive as of the date of termination (less any disability insurance payments made for periods through the date of termination and any deductions required by law).

     7.   RETURN OF PROPERTY.  Upon the termination of the employment of the
          ------------------
Executive hereunder, regardless of the reason therefor, the Executive will immediately deliver or cause to be delivered to the Company all books, documents, effects, money, securities or other property (including manuals, computer disks and software products) belonging to the Company, or for which the Company is liable to others, which are in the possession, charge or custody of the Executive. The Executive agrees not to make for personal or business use or for the use of any other party any reproductions or copies of any such books, documents, effects or other property belonging to the Company or for which the Company is liable to others.

     8.   MISCELLANEOUS:
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          (a)  A termination of the Executive's employment hereunder shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. Without limiting the generality of the foregoing, upon the termination of the Executive's employment, the Company shall

               (upon request of the Executive) pay over to the Executive all vested benefits to which the Executive is entitled under and in accordance with the terms of the employee savings, stock ownership, supplemental executive retirement and similar plans of the Company in the event such payments are not otherwise made in accordance with the terms of such plans.

          (b) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit (including Employee Benefits) of the Executive provided for in this Agreement.

          (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the highest rate allowed by applicable usury laws.

     9.   NO MITIGATION OBLIGATION:  The Company hereby acknowledges that it
          ------------------------
will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the termination of the Executive's employment. Accordingly, the parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

     10.  LEGAL FEES AND EXPENSES: It is the intent of the Company that the
          -----------------------
Executive not be required to incur the expenses associated with the enforcement of the Executive's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the litigation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel (other than Winstead Sechrest & Minick P.C.), and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

     11.  EMPLOYMENT RIGHTS:  Nothing expressed or implied in this Agreement
          -----------------
shall create any right or duty on the part of the Company (on the one hand) or the Executive (on the other hand) to have the Executive remain in the employment of the Company prior to the consummation of the Merger.

     12.  WITHHOLDING OF TAXES:  The Company may withhold from any amounts
          --------------------
payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

     13.  SUCCESSORS AND BINDING AGREEMENT:
          --------------------------------

          (a) This Agreement shall not be assignable, transferable or delegable by the Company.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Subsection 13(c), the Company shall
                                         ----------------
               have no liability to pay any amount so attempted to be assigned, transferred or delegated.

          (d) The Company and the Executive recognize that each Party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

     14.  APPLICABLE LAW.   THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW
PRINCIPLES) AND THE LAWS OF THE

UNITED STATES OF AMERICA AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

     15.  NOTICES.  All notices, demands, requests or other communications that
          -------
may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

          (a)  If to the Company:           BENCHMARQ Microelectronics, Inc.
                                            17919 Waterview Parkway
                                            Dallas, Texas  75252
                                            Facsimile No.:  (972) 437-9198

               with a copy (which will
               not constitute notice)  to:  Winstead Sechrest & Minick P.C.
                                            5400 Renaissance Tower
                                            1201 Elm Street
                                            Dallas, Texas  75270
                                            Facsimile No.: (214) 745-5390
                                            Attn: Robert E. Crawford, Jr., Esq.

          (b)  If to the Executive: ______________________
                                    ______________________
                                    ______________________

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

     16.  GENDER.   Words of any gender used in this Agreement will be held and
          ------
construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

     17.  AMENDMENT.  This Agreement may not be amended or supplemented except
          ---------
pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Nothing contained in this Agreement will be deemed to create any agency, joint venture, partnership or similar relationship between the parties to this Agreement. Nothing contained in this Agreement will be deemed to authorize either party to this Agreement to bind or obligate the other party.

     18.  COUNTERPARTS.   This Agreement may be executed in multiple
          ------------
counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

     19.  SEVERABILITY.  If any of the provisions of this Agreement are
          ------------
determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

     20.  THIRD PARTIES.  Except as expressly set forth or referred to in this
          -------------
Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

     21.  WAIVER.  No failure or delay in exercising any right hereunder will
          ------
operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right.

     22.  PRIOR AGREEMENT.  This Agreement is voluntarily entered into and upon
          ---------------
the consummation of the Merger will supersede and take the place of any prior severance or employment agreements between the parties hereto. The parties hereto expressly agree and hereby declare that any and all prior severance or employment agreements between the parties are terminated and of no force or effect.

     23.  INDEMNITY. UNDER CERTAIN CIRCUMSTANCES, THIS AGREEMENT IMPOSES
          ---------
INDEMNIFICATION OBLIGATIONS ON THE PARTIES HERETO.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                              COMPANY:
                              --------

                              BENCHMARQ MICROELECTRONICS, INC.


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________


                              EXECUTIVE:
                              ----------

                              ____________________________________